Exhibit 99.1

Novo Integrated Sciences Announces the Signing of a Master Facility License Agreement with LA Fitness in Canada

Amendment and restatement of existing Master Facility License Agreement is to continue the establishment and operations of micro-clinics in Canada

BELLEVUE, Wash. – (BUSINESS WIRE) – January 14, 2022 — Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo”) today is announcing the signing of an Amended and Restated Master Facility License Agreement (“MFLA”) with LAF Canada Company doing business as LA Fitness (“LA Fitness Canada”), effective December 15, 2021.

In September 2019, Novo entered into a MFLA with LA Fitness Canada to establish and operate reduced footprint clinics, or “micro-clinics”, providing outpatient physical and/or occupational therapy services and related products, within LA Fitness facilities in both the U.S. and Canada. After a temporary COVID-related closing of LA Fitness locations throughout North America, this MFLA coincides with the re-launch and resumption of operations in LA Fitness Canada facilities.

“We are very pleased to re-launch our business relationship with LA Fitness Canada and appreciate LA Fitness’ commitment to enable Novo to establish and operate micro-clinic footprints in its facilities. We are more dedicated than ever to implementing our holistic approach to patient-first health and wellness and establishing the “micro-clinic footprints” in LA Fitness facilities is an important pillar of our business model,” stated Rob Mattacchione, Novo’s CEO.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through our offering of both multidisciplinary healthcare services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the interface of sophisticated medical technology, the patient, and the healthcare practitioner, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered, both now and in the future, allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo of continued cutting edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on Novo Healthnet Limited, Novo’s wholly owned subsidiary, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO-President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195